Exhibit 10.1

AMENDMENT TO THE

SUPERMEDIA MANAGEMENT AND NON-UNION HOURLY

PLAN FOR GROUP INSURANCE

(As Amended and Restated Effective January 1, 2011)

THIS AGREEMENT by SuperMedia Inc. (the “Sponsor”),

W I T N E S S E T H

WHEREAS, the Sponsor maintains the Plan known as “SuperMedia Management and Non-Union Hourly Plan for Group Insurance” (the “Plan”);

WHEREAS, the Plan serves as the “umbrella” plan for a number of Component Benefits (as such term is defined in the Plan) (the “Component Benefits”);

WHEREAS, the Plan currently provides welfare benefits to certain retirees;

WHEREAS, the Sponsor retained the right to amend and terminate the Plan and the Component Benefits from time to time;

WHEREAS, effective September 1, 2012, the Sponsor desires to terminate the Plan with respect to all retirees (other than retirees who are classified by the Sponsor as GTE Retirees and retirees who are covered by certain collective bargaining agreements) who are age 65 or older and transition such retirees to insurance exchanges;

WHEREAS, effective September 1, 2012, the Sponsor desires to reduce the Sponsor paid subsidy for all retirees (other than retirees who are covered by certain collective bargaining agreements) who are under age 65 to 75 percent of the current Sponsor paid subsidy; and

WHEREAS, effective no later than January 1, 2014, the Sponsor desires to reduce the Sponsor paid subsidy for all retirees to zero percent;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Effective September 1, 2012, a new Article VIII is added to the Plan to provide as follows:

Article VIII.  Retiree Coverage

(a)                                 Notwithstanding anything contained herein to the contrary, effective September 1, 2012, an individual shall not be eligible for coverage or benefits under the Plan or under any Component Benefit, other than supplemental life insurance that is paid for by the participant, if such individual:

(1)         has incurred a termination of employment with the Employer;

(2)         is age 65 or older;

(3)         is not covered by (i) the Collective Bargaining Agreement between Idearc Media North Greenbush, NY — Directory Clerical Unit and International Brotherhood of Electrical Workers, AFL-CIO Local 2213 that became effective on December 7, 2008; (ii) the Collective Bargaining Agreement between Idearc Media and Communications Workers of America, AFL-CIO Local 1301 Directory Sales that became effective on December 7, 2008; or (iii) the Collective Bargaining Agreement between Idearc Media New England Directory Clerical Unit and Communications Workers of America, AFL-CIO Local 1302 that became effective on December 7, 2008 (the “Applicable CBAs”);

(4)         is not entitled to the change in control protection set forth in the amendment entitled “Amendments to the Plan for Group Insurance, the Plan for Bargained Retired Group Insurance, All Other Group Life Insurance and Group Medical Insurance Plans that Provide Benefits to Retired Employees and Summary Plan Descriptions” that was adopted by GTE on May 7, 1999; and

(5)         does not have an individual agreement that provides for coverage or benefits under the Plan.

(b)                                 Notwithstanding anything to the contrary contained herein, effective January 1, 2014, an individual (1) who has incurred a termination of employment with the Employer, (2) is age 65 or older and (3) is covered by one of the Applicable CBAs shall not be eligible for coverage or benefits under the Plan or under any Component Benefit, other than supplemental life insurance that is paid for by the participant.

(c)                                  Notwithstanding anything to the contrary contained herein, the surviving spouse or dependent of an individual who is not eligible for coverage or benefits under the Plan or a Component Benefit pursuant to Article VIII(a) shall be eligible for coverage or benefits under all Component Benefits that such person was participating in as of August 31, 2012, provided that such surviving spouse or dependent is under the age of 65, until the earlier of (i) the date that such surviving spouse or dependent attains age 65 or (ii) January 1, 2014.

2.                                      Effective September 1, 2012, each of the documents that describe the Component Benefits, including but not limited to the applicable Summary Plan Description, the applicable Certificate of Coverage, Summary of Coverage, Insurance Contract, HMO Contract, or Medicare Plan Contract, is hereby amended as follows:

(a)                                 Effective September 1, 2012, an individual shall not be eligible for coverage or benefits under the Plan or under any Component Benefit (as such term is defined in the Plan) (a “Component Benefit”), other than supplemental life insurance that is paid for by the participant, if such individual:

(1)         has incurred a termination of employment with the Employer (as such term is defined in the Plan) (the “Employer”);

(2)         is age 65 or older;

(3)         is not covered by (i) the Collective Bargaining Agreement between Idearc Media North Greenbush, NY — Directory Clerical Unit and International Brotherhood of Electrical Workers, AFL-CIO Local 2213 that became effective on December 7, 2008; (ii) the Collective Bargaining Agreement between Idearc Media and Communications Workers of America, AFL-CIO Local 1301 Directory Sales that became effective on December 7, 2008; or (iii) the Collective Bargaining Agreement between Idearc Media New England Directory Clerical Unit and Communications Workers of America, AFL-CIO Local 1302 that became effective on December 7, 2008 (the “Applicable CBAs”);

(4)         is not entitled to the change in control protection set forth in the amendment entitled “Amendments to the Plan for Group Insurance, the Plan for Bargained Retired Group Insurance, All Other Group Life Insurance and Group Medical Insurance Plans that Provide Benefits to Retired Employees and Summary Plan Descriptions” that was adopted by GTE on May 7, 1999 (an individual who is entitled to such change in control protection is hereinafter referred to as a “GTE Retiree”); and

(5)         does not have an individual agreement that provides for coverage or benefits under the Plan.

(b)                                 Effective September 1, 2012, the amount that SuperMedia Inc. pays for coverage and benefits under each Component Benefit shall be reduced to 75 percent of the amount that SuperMedica Inc. paid for such coverage or benefits immediately before September 1, 2012 (with such amount being adjusted from time to time by SuperMedia Inc. in its discretion) for each individual who:

(1)         has incurred a termination of employment with the Employer;

(2)         is under age 65;

(3)         is not covered by one of the Applicable CBAs; and

(4)         is not a GTE Retiree.

(c)                                  Effective September 1, 2012, the amount that SuperMedia Inc. pays for coverage or benefits under each Component Benefit for a GTE Retiree who (1) is not covered by one of the Applicable CBAs and (2) has incurred a termination of employment with the Employer shall be reduced to 75 percent of the amount that SuperMedica Inc. paid for such coverage or benefits immediately before

September 1, 2012 (with such amount being adjusted from time to time by SuperMedia Inc. in its discretion).

(d)                                 Effective September 1, 2012, the surviving spouse or dependent of an individual who is not eligible for coverage or benefits under the Plan or a Component Benefit pursuant to Section (a) above shall be eligible for coverage or benefits under the Component Benefit if such person was participating in the Component Benefit as of August 31, 2012, provided that such surviving spouse or dependent is under the age of 65, until the earlier of (1) the date that such surviving spouse or dependent attains age 65 or (2) January 1, 2014.  The amount that SuperMedia Inc. pays for coverage or benefits for such surviving spouse or dependent shall be the same as the amount that SuperMedia Inc. would pay if such surviving spouse or dependent were the retiree.  Therefore, if the surviving spouse or dependent is under age 65, the Company will contribute the amount set forth in Section (b) above.

(e)                                  Effective January 1, 2014, an individual (other than a GTE Retiree) who is covered by one of the Applicable CBAs shall not be eligible for coverage or benefits under the Plan or under any Component Benefit, other than supplemental life insurance that is paid for by the participant, if such individual (1) has incurred a termination of employment with the Employer and (2) is age 65 or older.

(f)                                   Effective no later than January 1, 2014, an individual (other than a GTE Retiree) who (1) has incurred a termination of employment with the Employer and (2) is under age 65 shall pay 100 percent of the cost of coverage or benefits under each Component Benefit.

(g)                                  Effective no later than January 1, 2014, a GTE Retiree who has incurred a termination of employment with the Employer shall pay 100 percent of the cost of coverage or benefits under each Component Benefit.

3.                                      The Sponsor reserves the right to amend, modify, suspend, revoke, or terminate the Plan or any Component Benefit, in whole or in part at any time, for any reason, at its discretion.  This Agreement shall not create any vested rights in any individual.

IN WITNESS WHEREOF, this Agreement has been executed on the 25th day of June, 2012.

SUPERMEDIA INC.

By:	/s/ Debra M. Ryan
Name:	Debra M. Ryan
Title:	Co-Chair, SuperMedia Employee Benefits Committee